Exhibit 99.1

Ginkgo Bioworks Appoints Kathy Hopinkah Hannan to its Board of Directors

BOSTON, MA — August 4, 2022 — Ginkgo Bioworks (NYSE: DNA), the leading horizontal platform for cell programming, today announced that Kathy Hopinkah Hannan, PhD, CPA has joined its Board of Directors, effective August 2, 2022. Dr. Hannan brings over thirty years of experience as a senior C-Suite executive, corporate advisor, independent board director and strategist leading significant operations and high priority initiatives.

“As a pioneer in synthetic biology, Ginkgo Bioworks is undertaking critical work to make biology easier to engineer and to enable a more sustainable future,” said Dr. Hannan. “I am honored to join Ginkgo’s Board at such a significant time in the company’s history, and look forward to working with Ginkgo’s incredible team as they use synthetic biology to unlock innovations across industries.”

Dr. Hannan is a retired senior partner from KPMG LLP, where she also served as Vice Chair. She brings extensive governance experience through her corporate board roles with Annaly Capital Management (NYSE: NLY), Otis Worldwide Corporation (NYSE: OTIS), and Carpenter Technology Corporation (NYSE: CRS), as well as her roles as Chair of the Board of Trustees for the Smithsonian National Museum of the American Indian and formerly as Chair of the Board of Directors of Girl Scouts of the USA. A member of the Ho-Chunk Nation, Dr. Hannan served as a commissioner for the Tribal Employment Rights Office and was a presidential appointee to the National Advisory Council on Indian Education. She also served as a member of the Committee to establish the Board of Directors for the Ho-Chunk Tribe’s corporation under Section 17 of the Indian Reorganization Act.

“Dr. Hannan brings invaluable experience as a leader in enterprise sustainability and organizational effectiveness, with an impressive track record for leading key financial and advisory services for clients,” said Marijn Dekkers, Chair of the Board of Directors for Ginkgo Bioworks. “Dr. Hannan’s industry knowledge and financial acumen is a welcome addition to our Board as Ginkgo continues to grow as a public company. We are looking forward to working with her.”

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company's platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Ginkgo’s growth and potential innovations. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of Ginkgo's business combination with Soaring Eagle Acquisition Corp. ("Soaring Eagle") on Ginkgo's business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo's employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo's securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo's business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, and (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC") on May 16, 2022 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com